                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Provident Companies, Inc. for the registration of 3,500,000 shares of its common stock of our reports (a) dated February 10, 1997, with respect to the consolidated financial statements of Provident Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) and (b) dated June 24, 1997 with respect to the financial statements and schedules of the Paul Revere Savings Plan incorporated by reference in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP

Chattanooga, Tennessee,
November 12, 1997